EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 21, 2021, is among: Rattler Midstream LP, a Delaware limited partnership (the “Parent”); Rattler Midstream Operating LLC, a Delaware limited liability company (the “Borrower”); each of the undersigned guarantors (together with the Parent, the “Guarantors”); each of the Lenders (as such term is defined in the Credit Agreement referred to below) party hereto; and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Parent, the Borrower, the Administrative Agent, and the Lenders are parties to that certain Credit Agreement, dated as of May 28, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has advised the Administrative Agent and the Lenders that the Parent intends to form a new intermediate holding company in the form of a Delaware limited liability company (such new intermediate holding company, “Intermediate Holdings”) and contribute the Equity Interests of the Borrower that Parent holds in the Borrower to Intermediate Holdings, such that (i) Parent will directly own and control 100% of the Equity Interests in Intermediate Holdings and (ii) Intermediate Holdings will hold 100% of the sole managing member interest in (and with Control of) the Borrower after contribution from Parent. Prior to giving effect to this Amendment, such formation and contribution would otherwise be prohibited by the Credit Agreement. Accordingly, the Borrower has requested and the Lenders signatory hereto have agreed to amend certain provisions of the Credit Agreement to, among other things, permit the formation of Intermediate Holdings and the contribution of the Equity Interests in the Borrower to Intermediate Holdings.

C. Now, therefore, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement as amended by this Amendment. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement. In reliance on the representations, warranties, covenants, and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended, effective as of the Amendment Effective Date (as defined below), as follows:

2.1 Amendments to Section 1.02.

(a) The following definitions are hereby amended and restated in their entirety to read as follows:

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Diamondback, (b) Diamondback shall cease to directly or indirectly own Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the General Partner, (c) the General Partner shall cease to be the sole general partner of the Parent, with substantially the same powers to manage the Parent as are granted to the General Partner under the Parent Partnership Agreement on the Effective Date, (d)(i) at any time after the Parent IPO and prior to the consummation of the Intermediate Holdings Reorganization, the Parent shall cease to be the sole managing member (with Control) of the Borrower and (ii) at any time after consummation of the Intermediate Holdings Reorganization, the Parent shall cease to be the sole managing member of Intermediate Holdings or shall cease to own Equity Interests representing 100% of the voting and economic interests represented by the issued and outstanding Equity Interests in Intermediate Holdings, (e) at any time after consummation of the Intermediate Holdings Reorganization, Intermediate Holdings shall cease to be the sole managing member (with Control) of the Borrower, or (f) the occurrence of a “change of control”, “change in control”, or substantively similar provision under any Senior Notes Indenture or any other Material Indebtedness.

“Guarantors” means the Parent, Intermediate Holdings (upon its formation), Tall City Towers LLC, a Delaware limited liability company, and each other Person that guarantees the Indebtedness pursuant to Section 8.14(b), unless and until expressly released pursuant to the terms of the Loan Documents.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, and the Security Instruments.

“Restricted Subsidiary” means any Subsidiary of the Parent that is not an Unrestricted Subsidiary. For the avoidance of doubt, the Borrower and Intermediate Holdings (upon its formation) shall constitute Restricted Subsidiaries.

“Unrestricted Subsidiary” means any Subsidiary of the Parent (a) designated as such on Schedule 7.14 on the Effective Date (as updated with any written disclosures provided in writing to the Administrative Agent in accordance with and subject to the terms hereof, including, as applicable, Section 9.17), (b) that the Parent or the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.17, or (c) that is a Subsidiary of an Unrestricted Subsidiary; provided, however, that neither the Borrower nor Intermediate Holdings may be designated as or be an Unrestricted Subsidiary.

(b) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Erroneous Payment” has the meaning assigned such term in Section 11.12(a).

“Intermediate Holdings” means that certain Delaware limited liability company to be formed after the Third Amendment Effective Date and prior to January 31, 2022, that is designated in writing by Parent to the Administrative Agent as “Intermediate Holdings” on the date that the Intermediate Holdings Reorganization is consummated.

“Intermediate Holdings Reorganization” means, collectively, (a) the formation by the Parent of Intermediate Holdings as its direct and Wholly-Owned Subsidiary and (b) substantially concurrently therewith, the contribution by the Parent to Intermediate Holdings of all or substantially all of its directly-held Property (other than its Equity Interests in Intermediate Holdings), including the sole managing member interest in (and Control of) the Borrower.

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Parent, the Borrower, the other Guarantors party thereto, the Administrative Agent, and the Lenders party thereto.

“Third Amendment Effective Date” means December 21, 2021.

2.2 Amendment to Section 7.14. Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to (or, if specified therein, an amendment and restatement of) Schedule 7.14, the Parent has no Subsidiaries. Schedule 7.14 (as supplemented with or amended and restated by any written disclosures provided in writing to the Administrative Agent in accordance with and subject to the terms hereof, including, as applicable, Section 9.17) identifies each Subsidiary as either Restricted or Unrestricted, and whether each Restricted Subsidiary on such schedule is a Wholly-Owned Subsidiary. Substantially contemporaneously with the consummation of the Intermediate Holdings Reorganization, the Parent shall deliver to the Administrative Agent an amended and restated Schedule 7.14 pursuant to this Section 7.14 reflective of, among other things, the formation of Intermediate Holdings.

2.3 Amendments to Article VIII. Article VIII is hereby amended by adding a new Section 8.20 thereto immediately following Section 8.19 thereof to read as follows:

Section 8.20 Intermediate Holdings. Notwithstanding anything to the contrary herein, the Parent shall, and shall cause Intermediate Holdings to, substantially concurrently with consummation of the Intermediate Holdings Reorganization, as applicable, (i) execute and deliver an assumption agreement under the Guaranty and Security Agreement, (ii) pledge all of the Equity Interests of Intermediate Holdings and the Borrower (including delivery of any stock certificates evidencing the Equity Interests of Intermediate Holdings, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), as applicable, owned by the Parent and Intermediate Holdings, respectively, (iii) deliver an amended and restated Schedule 7.14 of the Credit Agreement in accordance with Section 7.14, (iv) deliver a certificate designating such entity as “Intermediate Holdings” and certifying that the only assets held by Intermediate Holdings are Equity Interests of the Borrower, and (v) execute and deliver such other additional closing documents and certificates as shall reasonably be requested by the Administrative Agent.

2.4 Amendments to Section 9.04(a).

(a) Section 9.04(a)(iv) is hereby amended and restated in its entirety to read as follows:

(iv) the Parent, Intermediate Holdings, and the Borrower may declare and pay dividends and distributions to their equity holders, if and to the extent that (A) such dividend or distribution is paid within sixty-five (65) days after the date of declaration thereof, (B) as of the date of such declaration, no Default or Event of Default existed, and (C) as of the date of such declaration, if such dividend or distribution had been paid as of such date of declaration, no Default or Event of Default would have existed;

(b) Section 9.04(a)(x)(2) is hereby amended and restated in its entirety to read as follows:

(2) the Borrower and Intermediate Holdings may make Restricted Payments to Intermediate Holdings and the Parent, as applicable.

2.5 Amendments to Section 9.10. Section 9.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.10 Mergers, Etc. The Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions and including by statutory division of such Person) all or substantially all of its Property to any other Person, except that (a) (i) the Borrower or any Restricted Subsidiary (other than, for the avoidance of doubt, Intermediate Holdings) may merge or consolidate with, or sell, lease or otherwise dispose of all or substantially all of its Property to, the Borrower or any Restricted Subsidiary controlled by the Borrower, and any Restricted Subsidiary (other than, for the avoidance of doubt, Intermediate Holdings) may divide, and (ii) Intermediate Holdings may merge or consolidate with, or sell, lease or otherwise dispose of all or substantially all of its Property to, the Parent or the Borrower, (b) the Borrower or any Guarantor (other than, for the avoidance of doubt, the Parent or Intermediate Holdings) may merge with another Person in order to consummate a Permitted Acquisition or other Investment permitted by Section 9.05, but in each case under clauses (a) and (b), (i) in the case of a merger or division involving a Guarantor, a Guarantor must be the surviving entity or the Person created as a result of such division must become a Guarantor in accordance with Section 8.14, as applicable, and (ii) notwithstanding clause (i), in the case of a merger involving the Borrower, the Borrower must be the surviving entity, and (c) the Parent may dispose all or substantially all of its directly-held Property to Intermediate Holdings (other than its Equity Interests in Intermediate Holdings) solely in connection with consummation of the Intermediate Holdings Reorganization.

2.6 Amendments to Section 9.14. Section 9.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.14 Subsidiaries. The Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, create or acquire any additional Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b) (it being agreed that the Third Amendment constitutes such written notice with respect to Intermediate Holdings). The Parent will not, and will not permit any Restricted Subsidiary to, (a) (i) Transfer any Equity Interests in the Borrower (other than solely to the extent required in consummation of the Intermediate Holdings Reorganization) or (ii) Transfer any Equity Interests in Intermediate Holdings or (b) Transfer any Equity Interests in any Restricted Subsidiary (other than the Borrower or Intermediate Holdings) except (i) to the Borrower or a Restricted Subsidiary that is a Guarantor or (ii) in compliance with Section 9.11. The Parent and the Borrower will not permit any Equity Interests of any Restricted Subsidiary (other than Intermediate Holdings) to be directly owned by any Person other than the Borrower or a Restricted Subsidiary that is a Guarantor. The Parent will not permit any Equity Interests of Intermediate Holdings to be directly owned by any Person other than the Parent.

2.7 Amendments to Section 9.19. Section 9.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.19 Permitted Activities of the Parent. The Parent covenants and agrees with the Administrative Agent and the Lenders that the Parent and Intermediate Holdings shall not (and the Parent shall cause Intermediate Holdings not to) (a) engage in any material operating or business activities other than (i) ownership of the Equity Interests in and Investments in Intermediate Holdings (as applicable), the Borrower, and other Subsidiaries (subject to clause (d) below), (ii) activities incidental to maintenance of its and its Subsidiaries’ existence and the management of their businesses (including the maintenance of the Parent’s existence as a master limited partnership), (iii) issuances and sales of Equity Interests (subject to clause (b) below), (iv) the incurrence and payment of taxes and professional fees, (v) activities incidental to the maintenance of the General Partner, (vi) transactions permitted under Sections 9.04, 9.10, 9.11, or 9.13, and (vii) as permitted in clause (c) below, (b) sell, transfer, assign, or otherwise dispose of its Equity Interests in Intermediate Holdings or the Borrower, as applicable (other than as required to consummate the Intermediate Holdings Reorganization), (c) incur any Liens or Debt for borrowed money (other than those relating to the Loans hereunder or the Senior Notes), or (d) own or control any direct Subsidiaries (other than (x) substantially concurrently with, and after the consummation of, the Intermediate Holdings Reorganization, with respect to the Parent, Intermediate Holdings, (y) (A) prior to the consummation of the Intermediate Holdings Reorganization, with respect to the Parent, the Borrower, or (B) on and after the consummation of the Intermediate Holdings Reorganization, with respect to Intermediate Holdings, the Borrower, and (z) any direct Subsidiary that is formed as a shell corporation solely for the purpose of facilitating the issuance of Senior Notes pursuant to Section 9.02(g)).

2.8 Amendment to Article XII. Article XI is hereby amended by adding a new Section 11.12 thereto immediately following Section 11.11 thereof to read as follows:

Section 11.12 Erroneous Payments.

(a) Each Lender and the Issuing Bank hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank) or (ii) it receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, (y) that was not preceded or accompanied by a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment or (z) that such Lender or Issuing Bank otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) then, in each case an error in payment has been made (any such amounts specified in clauses (i) or (ii) of this Section 11.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and the Lender or the Issuing Bank, as the case may be, is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment and to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Lender and the Issuing Bank agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent in writing of such occurrence and, in the case of either clause (a)(i) or (a)(ii) above upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Loan Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender or the Issuing Bank that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or the Issuing Bank with respect to such amount, (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Indebtedness owed by the Borrower or any other Loan Party and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Indebtedness, the Indebtedness or any part thereof that were so credited, and all rights of the applicable Lender, Issuing Bank, Administrative Agent, or other Secured Party, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(d) Each party’s obligations under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Indebtedness (or any portion thereof) under any Loan Document.

Section 3. Conditions Precedent. This Amendment shall become effective on the date (such date, the “Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

3.1 The Administrative Agent shall have received from Lenders constituting Majority Lenders, the Guarantors, and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Person.

3.2 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

3.3 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement (as amended by this Amendment) shall remain in full force and effect following the effectiveness of this Amendment.

4.2 Ratification and Affirmation; Representations and Warranties. Each of the Guarantors and the Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment:

(i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as of such specified earlier date;

(ii) no Default or Event of Default has occurred and is continuing; and

(iii) no event or events have occurred that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.3 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

4.4 NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

4.5 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.6 Payment of Expenses. To the extent required pursuant to Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

4.7 Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.9 Loan Document. This Amendment is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:	RATTLER MIDSTREAM OPERATING LLC

	By:	/s/ Teresa L. Dick
Name: Teresa L. Dick
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

GUARANTORS:	RATTLER MIDSTREAM LP

By: Rattler Midstream GP LLC, its General Partner

	By:	/s/ Teresa L. Dick
Name: Teresa L. Dick
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

TALL CITY TOWERS LLC

	By:	/s/ Teresa L. Dick
Name: Teresa L. Dick
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

RATTLER OMOG LLC

By: Rattler Midstream Operating LLC, its sole member

	By:	/s/ Teresa L. Dick
Name: Teresa L. Dick
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

SIGNATURE PAGE

THIRD AMENDMENT TO CREDIT AGREEMENT

RATTLER AJAX PROCESSING LLC

By: Rattler Midstream Operating LLC, its sole member

By:	/s/ Teresa L. Dick
Name: Teresa L. Dick
Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

RATTLER WTG LLC

By: Rattler Midstream Operating LLC, its sole member

By:	/s/ Teresa L. Dick
Name: Teresa L. Dick
Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

SIGNATURE PAGE

THIRD AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT,	WELLS FARGO BANK, NATIONAL
ISSUING BANK AND LENDER:	ASSOCIATION, as Administrative Agent, Issuing Bank and as a Lender

	By:	/s/ Andrew Ostrov
	Name:	Andrew Ostrov
	Title:	Director

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THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Ronald E. McKraig
	Name:	Ronald E. McKraig
	Title:	Managing Director

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THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

	By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Authorized Signatory

	By:	/s/ Jessica Gavarkovs
	Name:	Jessica Gavarkovs
	Title:	Authorized Signatory

SIGNATURE PAGE

THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Umar Hassan
	Name:	Umar Hassan
	Title:	Authorized Officer

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THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	CITIBANK, N.A.

	By:	/s/ Jeff Ard
	Name:	Jeff Ard
	Title:	Vice President

SIGNATURE PAGE

THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ John Engel
	Name:	John Engel
	Title:	Senior Vice President

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THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	BARCLAYS BANK PLC

	By:	/s/ May Huang
	Name:	May Huang
	Title:	Assistant Vice President

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THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Christopher Kuna
	Name:	Christopher Kuna
	Title:	Senior Director

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THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	TRUIST BANK, successor by merger to SunTrust Bank, as a Lender

	By:	/s/ Samantha Sanford
	Name:	Samantha Sanford
	Title:	Vice President

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THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	THE BANK OF NOVA SCOTIA, HOUSTON BRANCH

	By:	/s/ Scott Nickel
	Name:	Scott Nickel
	Title:	Director

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THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Bruce Hernandez
	Name:	Bruce Hernandez
	Title:	Senior Vice President

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THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	GOLDMAN SACHS BANK USA

	By:	/s/ Dan Martis
	Name:	Dan Martis
	Title:	Authorized Signatory

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THIRD AMENDMENT TO CREDIT AGREEMENT